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                                                                   EXHIBIT 10.32

                          LIEN INTERCREDITOR AGREEMENT

         This LIEN INTERCREDITOR AGREEMENT (as it may be as amended, modified, restated or supplemented from time to time, the "Agreement"), dated as of July 22, 2003, is entered into among Wells Fargo Bank Minnesota, National Association, as trustee and collateral agent (in such capacity, the "Trustee") on behalf of the Senior Noteholders (hereinafter defined), Bank of America, N.A., in its capacity as agent (in such capacity, the "Senior Agent") for the financial institutions party to the credit agreement described below (the "Senior Lenders"), United States Can Company, a Delaware corporation (the "Borrower") and U.S. Can Corporation, a Delaware corporation, and certain Subsidiaries of the Borrower (collectively, the "Guarantors").

                              W I T N E S S E T H:

         WHEREAS, the Senior Lenders heretofore have made, and have agreed to make from time to time hereafter, certain extensions of credit (the "Senior Loans") pursuant to and/or as evidenced by (i) that certain Credit Agreement, dated as of October 4, 2000, by and among the Senior Lenders from time to time party thereto, the Senior Agent, the Borrower and the Guarantors (as amended, modified, extended, renewed, restated, replaced or increased from time to time, the "Senior Credit Agreement"), and (ii) those certain promissory notes related thereto.

         WHEREAS, the Senior Lenders and/or certain of their respective affiliates heretofore have entered into, and/or may enter into from time to time hereafter, certain interest rate protection agreements, foreign exchange contracts, currency swap agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements or other similar agreements, designed to protect a Credit Party (as hereinafter defined) or any of its Subsidiaries against fluctuations in currency or interest rates (as amended, modified, extended, renewed, restated or replaced from time to time, the "Hedging Agreements").

         WHEREAS, the Guarantors (including all future subsidiaries of the Borrower which become a Guarantor under the Senior Credit Agreement by execution of a Joinder Agreement (as defined in the Senior Credit Agreement)) have guaranteed all of the obligations of the Borrower to the Senior Lenders under the Senior Credit Agreement and the Hedging Agreements pursuant to the terms of
Section 4 of the Senior Credit Agreement (the guaranty contained in Section 4 of the Senior Credit Agreement, as amended, modified, extended, renewed, restated or replaced from time to time, the "Senior Lender Guarantee").

         WHEREAS, the obligations of the Borrower and the Guarantors (collectively, the "Credit Parties") under the Senior Credit Agreement, the Hedging Agreements and the Senior Lender Guarantee are secured, pursuant to the terms of various mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements and other collateral documents executed by the Credit Parties in favor of the Senior Agent for the benefit of the Senior Lenders (collectively, as the same may be amended, supplemented, modified or replaced from time to time, the "Senior Collateral Documents"), by first liens on and security interests in, inter alia, (a)

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all or substantially all of the real property, plant, and improvements now owned or hereafter acquired by the Credit Parties, including without limitation all material manufacturing facilities owned by the Credit Parties, all as more specifically described in the Senior Collateral Documents; (b) all or substantially all of the personal property, now owned or hereafter acquired by the Credit Parties, including without limitation cash, securities, inventory, accounts, equipment, goods, documents, and instruments, all as more specifically described in the Senior Collateral Documents; and (c) all or substantially all of the intangible property of the Credit Parties, now owned or hereafter acquired, including without limitation all general intangibles, patents, trademarks, tax refunds, copyrights and other intangible property, all as more specifically described in the Senior Collateral Documents (collectively, together with all proceeds, products, accessions, additions, improvements and attachments thereto from time to time, including without limitation all insurance proceeds, shall be referred to herein collectively as the "Collateral").

         WHEREAS, the Credit Parties have requested that the Senior Agent and the Senior Lenders enter into that certain amendment to the Senior Credit Agreement of even date herewith (the "Senior Amendment"), pursuant to which the Senior Lenders would approve, among other changes to the Senior Credit Agreement, the Borrower's issuance of up to $125,000,000 10 7/8% Senior Secured Notes due 2010 (as amended, modified, extended, renewed, restated or replaced from time to time, together with any notes issued in substitution or exchange therefor, the "Senior Notes") under the terms of that certain Indenture dated as of the date hereof (as amended, modified, extended, renewed, restated or replaced from time to time hereafter, the "Indenture") between the Borrower and the Trustee, on behalf of each of the holders of the Senior Notes (together with their successors and assigns, the "Senior Noteholders").

         WHEREAS, the Guarantors (including all future Subsidiaries of the Borrower which become a party thereto by execution of a Guarantee Supplement (as defined in the Indenture)) have guaranteed the obligations of the Borrower under the Senior Notes and the Indenture pursuant to the terms of that certain Subsidiaries Guarantee dated as of July 22, 2003 (as amended, modified, extended, renewed, restated or replaced from time to time hereinafter, the "Senior Note Guarantee").

         WHEREAS, the obligations of the Borrower and the Guarantors under the Indenture, the Senior Notes and the Senior Note Guarantee are secured pursuant to the terms of various mortgages, deeds of trust, deeds to secure debt, pledge agreements, security agreements and other collateral documents executed by the Credit Parties in favor of the Senior Noteholders (collectively, as the same may be amended, supplemented, modified or replaced from time to time, the "Second Lien Collateral Documents") by second liens on and security interests in the Collateral;

         WHEREAS, the Senior Agent, for itself and on behalf of the Senior Lenders, and the Senior Noteholders desire to enter into this Agreement to evidence their agreement with respect to, among other things, the relative priorities of their respective security interests in and liens on the Collateral.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the

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Senior Agent and the Senior Lenders to enter into the Senior Amendment, and to induce the Senior Noteholders to purchase the Senior Notes, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Recitals of this Agreement.

         Section 1.2 For purposes of this Agreement, the following terms shall have the following meanings:

         "Agreement" means this Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time.

         "Bankruptcy Event" means, the occurrence of any of the following: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (b) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (c) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (d) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

         "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in San Francisco, California, New York, New York or the location of the principal office of the Trustee.

         "First Lien Indebtedness" means (a) the collective reference to the principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Senior Credit Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the Senior Credit Agreement after the commencement of any Bankruptcy Event or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Senior Loans and all other obligations and liabilities of the Credit Parties to the Senior Lenders or the Senior Agent under or in connection with the

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Senior Credit Agreement, the Senior Lender Guarantee, the Senior Collateral
Documents or any other loan, credit or collateral document (as the same may be amended, restated, revised, supplemented or otherwise modified from time to time) entered into by any Credit Party and relating to the Senior Loans, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of the Senior Agent and the Senior Lenders and legal counsel to each of the foregoing that are required to be paid by the Credit Parties pursuant to the terms of the Senior Credit Agreement, any Senior Collateral Document, this Agreement or any other loan, credit or collateral document entered into by any Credit Party and relating to the Senior Loans), (b) the collective reference to all obligations and liabilities of the Credit Parties and their Subsidiaries under Hedging Agreements, whether on account of principal, interest (including, without limitation, interest accruing at the then applicable rate provided in such Hedging Agreements after the termination thereof and interest accruing at the then applicable rate provided in such Hedging Agreements after the commencement of any Bankruptcy Event or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses, premiums, scheduled periodic payments, breakage, termination or other payments, or otherwise (including, without limitation, all fees and disbursements of the Senior Agent and the providers of such Hedging Agreements and legal counsel to each of the foregoing that are required to be paid by the Credit Parties pursuant to the terms of such Hedging Agreements, the Senior Credit Agreement, any Senior Collateral Document, this Agreement or any other loan, credit or collateral document entered into by any Credit Party and related to any such Hedging Agreement) and (c) to the extent not prohibited by the Indenture, all renewals, extensions, refundings, restructurings, replacements and other refinancings thereof, whether with the original agent or lenders or pursuant to the original credit agreement or another credit agreement or indenture. For purposes of this definition, (a) the principal amount of the Senior Credit Agreement (including unfunded commitments under the revolving credit facility thereunder) on the date hereof (after giving effect to the payment of the term loans thereunder with the proceeds of the Senior Notes) is $279,500,000, and any increase to the outstanding principal amount of the term loans thereunder and any increase to the aggregate commitments available to be drawn under the revolving credit facility thereunder (after giving effect to any permanent reductions thereto in connection with any asset sales occurring after the date hereof) shall only constitute First Lien Indebtedness to the extent such increases are permitted by the Indenture and (b) any obligations and liabilities under Hedging Agreements entered after the date of this Agreement shall only constitute First Lien Indebtedness to the extent such Hedging Agreements are permitted by the Indenture.

         "First Priority Liens" shall have the meaning ascribed to such term in
Section 2.1.

         "Noteholder Documents" means, collectively, the Indenture, the Senior Notes and the Second Lien Collateral Documents.

         "Paid in Full" or "Payment in Full" means, with respect to the First Lien Indebtedness, that (a) all First Lien Indebtedness has been paid in full in cash (and all letter of credit obligations outstanding under the Senior Credit Agreement have been paid in full in cash or cash collateralized) and satisfied,
(b) the commitments of the Senior Lenders to make loans or other extensions of credit to the Borrower under the Senior Credit Agreement or any other credit

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document executed in connection therewith have been terminated and (c) all
Hedging Agreements have been terminated.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any governmental agency or authority.

         "Required Senior Lenders" means the "Required Lenders", as such term is defined in the Senior Credit Agreement.

         "Second Lien Indebtedness" means (a) the collective reference to the principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Indenture or the Senior Notes after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Indenture or the Senior Notes after the commencement of any Bankruptcy Event or like proceeding) the Senior Notes and all other obligations and liabilities of the Credit Parties to the Trustee or the Senior Noteholders under or in connection with the Indenture, the Senior Notes, the Senior Noteholder Guarantee, the Second Lien Collateral Documents or any other note or collateral document (as the same may be amended, restated, revised, supplemented or otherwise modified from time to time) entered into by any Credit Party and relating to the Senior Notes, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of the Trustee and the Senior Noteholders and legal counsel to each of the foregoing that are required to be paid by the Credit Parties pursuant to the terms of the Indenture, any Second Lien Collateral Document, this Agreement or any other note or collateral document entered into by any Credit Party and relating to the Senior Notes) and (b) all renewals, extensions, refundings, restructurings and other refinancings thereof.

         "Second Priority Liens" shall have the meaning ascribed to such term in
Section 2.1.

         "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                                   ARTICLE II

                      GENERAL LIEN INTERCREDITOR PROVISIONS

         Section 2.1 Agreement with Respect to Liens. The Senior Agent, for itself, the Senior Lenders and their respective successors and assigns, hereby acknowledges that the Senior Noteholders have been granted liens on and security interests in the Collateral pursuant to the Second Lien Collateral Documents. Each Credit Party, for itself and its successors and assigns,

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covenants and agrees, and the Trustee, for itself, the Senior Noteholders and their respective successors and assigns, hereby agrees that, to the extent and in the manner set forth in this Article, all liens now held or hereafter acquired by Senior Agent or any of the Senior Lenders in any or all of the Collateral (the "First Priority Liens") to secure the First Lien Indebtedness shall at all times be prior and senior to any lien now held or hereafter acquired by the Trustee or any of the Senior Noteholders in the Collateral (the "Second Priority Liens"). Such priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements, deeds of trust or other documents, or any statutes, rules of law, or judicial interpretations to the contrary. The provisions in this Agreement are for the benefit of and shall be enforceable directly by the Senior Agent and the Senior Lenders. The Senior Agent and the Senior Lenders shall be deemed to have entered into the Senior Amendment in reliance upon this Agreement.

         Section 2.2 Releases; Amendments to Noteholder Documents.

                  (a)      If in connection with:

                           (i) the exercise of the Senior Agent's remedies in respect of the Collateral provided for in Section 2.3 (but subject to the proviso in the first sentence thereof), including any sale, lease, exchange, transfer or other disposition of such Collateral;

                           (ii) any sale, lease, exchange, transfer or other disposition of Collateral permitted under the terms of the Senior Credit Agreement (whether or not an event of default under, and as defined therein, has occurred and is continuing) and permitted or not prohibited under Section 4.06 of the Indenture (Limitation on Asset Dispositions); or

                           (iii) any agreement between the Senior Agent and any Credit Party to release the Senior Agent's lien on any portion of the Collateral or to release any Guarantor from its obligations under its guaranty of the First Lien Indebtedness, unless an event of default exists under the Noteholder Documents or such release would be prevented by Section 2.2(a)(ii) above or the event giving rise to the agreement to release Collateral would cause an event of default under the Noteholder Documents other than the general covenant that the Borrower maintain a second priority lien on the Collateral contemplated by the Indenture;

         the Senior Agent, for itself or on behalf of any of the Senior Lenders, releases any of its liens on any part of the Collateral (or any Guarantor from its obligations under its guaranty of the First Lien Indebtedness), the liens, if any, of the Trustee, for itself or for the benefit of the Senior Noteholders, on such Collateral (and the obligations of such Guarantor under its guaranty of the Second Lien Indebtedness) shall be automatically, unconditionally and simultaneously released (except as provided in the last sentence of Section 2.2(e)) and the Trustee, for itself or on behalf of any such Senior Noteholder, shall promptly execute and deliver to the Senior Agent or the Borrower such termination statements, releases and other documents as the Senior Agent or the Borrower may request to effectively confirm such release.

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                  (b)      Provided that the Borrower has certified that there
         is no "Event of Default" under the Indenture and the Trustee has not received a notice that an "Event of Default" under the Indenture has occurred and is continuing, all of the Second Priority Liens will be released if, and for so long as, (i) the First Priority Liens have been released and (ii) the First Lien Indebtedness remains unsecured and the commitment under the revolving credit facility thereunder (A) continues in a minimum amount of $50,000,000 (unless such commitment is terminated following an "Event of Default" under such First Lien Indebtedness) and (B) had an initial term of no less than 364 days.

                  (c) In the event the Senior Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Agent, the Senior Lenders, the Borrower or the Guarantors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Lien Collateral Document without the consent of the Trustee or the Senior Noteholders and without any action by the Trustee, the Borrower or any Guarantor; provided, however, (i) that no such amendment, waiver or consent shall apply automatically to the Second Lien Collateral Documents if it (A) shall have the effect of removing assets subject to the lien of the Second Lien Collateral Documents, except to the extent that a release of such lien is permitted by Section 2.2(a), (B) modifies any material remedy provided for under the Second Lien Collateral Documents, (C) secures indebtedness or obligations owed in favor of any other creditor or group of creditors except as contemplated by Section 2.4, or (D) changes the priority of or further makes junior the liens created under the Second Lien Collateral Documents, except as contemplated by this Agreement, including Section
         2.4 hereof, and the Indenture, and (ii) notice of such amendment, waiver or consent shall promptly be given to the Trustee.

                  (d) The Trustee, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in the Senior Agent's own name, from time to time in the Senior Agent's discretion, for the purpose of carrying out the terms of this Section 2.2, to take any and all appropriate action and to execute and record any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 2.2, including, without limitation, any financing statements, endorsements or other instruments or transfer or release. For purposes of exercising the power of attorney granted pursuant to this Section 2.2(d), the Trustee, on behalf of itself and the Senior Noteholders, hereby agrees that the Senior Agent shall be entitled to conclusively rely (without independent verification and so long as such reliance does not constitute gross negligence or willful misconduct) on the officer's certificate required by Section 4.06 of the Indenture (Limitation on Asset Dispositions) stating that a sale, lease, exchange, transfer or other disposition of Collateral is permitted or not prohibited under Section 4.06 of the Indenture (Limitation on Asset Dispositions) as evidence that such sale, lease, exchange,

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         transfer or other disposition of Collateral is permitted or not prohibited under the Indenture.

                  (e) Notwithstanding anything to the contrary contained herein, in the event that the Senior Agent releases its liens on the Collateral because the First Lien Indebtedness has been Paid in Full, neither the Trustee nor the Senior Noteholders shall be obligated to release their liens on any Collateral owned by the Credit Parties after giving effect to such payment and termination (and any sale, transfer or other disposition of Collateral occurring in connection therewith); provided, however, that in connection with any refinancing or replacement of all or any portion of the First Lien Indebtedness prior to the occurrence of a Bankruptcy Event, the Trustee, on behalf of each Senior Noteholder, shall, if requested by the Borrower or the existing or new holders of the First Lien Indebtedness, execute an intercreditor agreement substantively similar to this Agreement with the lenders under such refinancing or replacement. Furthermore, if the First Lien Indebtedness has been Paid in Full in connection with any sale, transfer or other disposition of Collateral, the Second Priority Liens shall not be automatically released with respect to the proceeds of such sale, transfer or other disposition of Collateral which remain after the First Lien Indebtedness has been Paid in Full.

                  (f) Notwithstanding any provision to the contrary contained in this Article II, no portion of the Collateral may be released from the Second Lien Collateral Documents unless the Borrower shall have complied with the provisions of Sections 314(c) and 314(d) of the Trust Indenture Act, if applicable, and shall have furnished evidence of such compliance (or evidence that no compliance is needed) to the Senior Agent and the Trustee.

         Section 2.3 Exercise of Remedies.

                  (a) So long as the First Lien Indebtedness has not been Paid in Full, whether or not a Bankruptcy Event has been commenced by or against any Credit Party, and subject to Section 2.4, (i) the Trustee and the Senior Noteholders will not (u) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral, (v) institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure, (w) contest, protest or object to (1) any foreclosure proceeding or action brought by the Senior Agent or any Senior Lender,
         (2) the exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Senior Agent or any Senior Lender is a party, or (3) any other exercise by any such party, of any rights and remedies relating to the Collateral under the Senior Collateral Documents or otherwise, (x) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, (y) except for liens and security interests subject to this Agreement, demand, accept or obtain any lien on any Collateral or (z) amend or modify the terms of the Second Lien Collateral Documents in a manner adverse to the interests of the Senior Agent or the Senior Lenders and
         (ii) the Senior Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid their debt) and make determinations regarding release, disposition, or restrictions with respect to the Collateral without any consultation

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         with or the consent of the Trustee or any Senior Noteholder; provided, however, subject to Section 2.4, the Trustee may take any action not adverse to the liens on the Collateral securing the First Lien Indebtedness in order to preserve or protect its rights in the Collateral. In exercising rights and remedies with respect to the Collateral, the Senior Agent and the Senior Lenders may enforce the provisions of the Senior Collateral Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent or other representative appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

                  (b) The Trustee, on behalf of itself and the Senior Noteholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the First Lien Indebtedness has been Paid in Full. Without limiting the generality of the foregoing, unless and until the First Lien Indebtedness has been Paid in Full, except as expressly provided in the proviso in Section 2.3(a)(ii) above and the other terms and conditions of this Agreement, the sole right of the Trustee and the Senior Noteholders with respect to the Collateral is to hold a lien on the Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the First Lien Indebtedness has been Paid in Full.

                  (c) Subject to the proviso in Section 2.3(a)(ii) above and the other terms and conditions of this Agreement, the Trustee, for itself or on behalf of the Senior Noteholders, agrees that the Trustee and the Senior Noteholders will not take any action that would hinder any exercise of remedies undertaken by the Senior Agent under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

                  (d) To the extent not inconsistent with the terms of this Agreement, the Trustee and the Senior Noteholders may exercise rights and remedies as an unsecured creditor against the Borrower and its Subsidiaries in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Senior Noteholder of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Senior Noteholder of rights or remedies as a secured creditor or enforcement of any lien held by any of them in contravention of this Agreement. In the event the Trustee or any Senior Noteholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be junior to the liens securing the First Lien Indebtedness on the same basis as the other liens securing the Second Lien Indebtedness are so junior to the First Lien Indebtedness under this Agreement. Nothing in this Agreement modifies any rights

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         or remedies the Senior Agent or the Senior Lenders may have with respect to the Collateral.

                  Section 2.4 Intercreditor Arrangements in Bankruptcy.

                  (a) If any Credit Party shall be subject to any Bankruptcy Event, this Agreement shall nevertheless remain in full force and effect and enforceable pursuant to its terms, and all references herein to any Credit Party shall be deemed to apply to such entity as a debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

                  (b) If in the context of a Bankruptcy Event for any Credit Party, the Senior Agent or the Required Senior Lenders, as holders of a lien in the Collateral, shall consent to the use of cash collateral pursuant to Section 363 of the Bankruptcy Code or other applicable law, then the Trustee, on behalf of itself and the Senior Noteholders, shall not raise any motion against or objection to such use and shall not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 2.4(f)). If such cash collateral is used for the Payment in Full of the First Lien Indebtedness, nothing in this Agreement shall prohibit the Trustee, on behalf of itself and the Senior Noteholders, from seeking adequate protection other than as set forth in this Section 2.4(b) in connection with the use of cash collateral.

                  (c) If in the context of a Bankruptcy Event for any Credit Party, the Senior Agent or the Required Senior Lenders, as holders of a lien in the Collateral, shall consent to the Credit Parties' incurrence of post-petition financing pursuant to Section 364 of the Bankruptcy Code or other applicable law ("DIP Financing"), then the Trustee, on behalf of itself and the Senior Noteholders, shall not raise any motion against or objection to such use and shall not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 2.4(f)) and, to the extent the liens securing the First Lien Indebtedness are primed by or pari passu with the liens securing such DIP Financing, shall consent to the priming of its liens in the Collateral by such DIP Financing (and all obligations relating thereto). The Trustee on behalf of itself and each Senior Noteholder agrees that the Senior Agent and the Senior Lenders (or any subgroup thereof) may provide the DIP Financing contemplated by this
         Section 2.4(c).

                  (d) If in the context of a Bankruptcy Event for any Credit Party, the Senior Agent or the Required Senior Lenders, as holders of a lien in the Collateral, shall consent to the sale or disposition of any assets constituting Collateral free and clear of security interests, liens or other claims on such Collateral (including any liens of the Senior Agent, the Senior Lenders, the Trustee and the Senior Noteholders) pursuant to Section 363 of the Bankruptcy Code or other applicable law, the Trustee, for itself or for the benefit of the Senior Noteholders, shall not raise any motion against or objection to such sale and the Trustee, for itself or on behalf of any such Senior Noteholder, promptly shall execute and deliver to the Senior Agent or the applicable Credit Party such termination statements, releases and other documents as the Credit Party may request to effectively confirm such release; provided that the respective interests of the Senior Agent and the Senior Lenders, on the one hand, and the Senior Noteholders, on the other hand, attach to the proceeds of such disposition, or alternatively such proceeds are paid first, to the

         Senior Agent for the benefit of the Senior Lenders to reduce the First Lien Indebtedness, and then, to the extent of any surplus, to the Trustee, for itself or on behalf of any such Senior Noteholder, for application to the Second Lien Indebtedness.

                  (e) Until the First Lien Indebtedness has been Paid in Full, the Trustee, on behalf of itself and the Senior Noteholders, agrees that, unless otherwise permitted by this Agreement, none of them shall make any motion, claim, objection or argument in respect of the Collateral or seek relief from the automatic stay or any other stay in any Bankruptcy Event in respect of the Collateral, without the prior written consent of the Senior Agent, unless the Senior Agent has taken such action and the actions of the Trustee are otherwise consistent with this Agreement and the actions of the Senior Agent.

                  (f) The Trustee, on behalf of itself and the Senior Noteholders, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the Senior Agent or the Senior Lenders for adequate protection or (ii) any objection by the Senior Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Senior Agent or the Senior Lenders claiming a lack of adequate protection. Notwithstanding the foregoing terms of this Section 2.4(f), in any Bankruptcy Event, (i) if the Senior Agent or the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral (the "Additional Collateral") or administrative priority claims in connection with any DIP Financing or the use of its cash collateral under section 363 or section 364 of the Bankruptcy Code or other applicable law, then the Trustee, on behalf of itself or any of the Senior Noteholders, may seek or request adequate protection in the form of a replacement lien on, and administrative priority claims in connection with, the Additional Collateral, which lien and administrative priority claims are junior in priority to the liens and administrative priority claims securing the First Lien Indebtedness and, to the extent applicable, such DIP Financing (and all obligations relating thereto) to the same extent as the other liens and administrative priority claims securing the Second Lien Indebtedness are so junior in priority to the liens and administrative priority claims securing the First Lien Indebtedness under this Agreement. Any replacement liens and administrative priority claims obtained by the Senior Agent, the Senior Lenders, the Trustee or the Senior Noteholders in the context of a Bankruptcy Event shall be subject to the terms of this Agreement. If any DIP Financing is used for the Payment in Full of the First Lien Indebtedness (whether provided pursuant to the last sentence of Section 2.4(c) or otherwise), nothing in this Agreement shall prohibit the Trustee, on behalf of itself and the Senior Noteholders, from seeking adequate protection other than as set forth in this Section 2.4(f) in connection with such DIP Financing.

                  (g) Nothing contained herein shall prohibit or in any way limit the Senior Agent or any Senior Lender from objecting in any Bankruptcy Event or otherwise to any action taken by the Trustee or any of the Senior Noteholders, to the extent such action is inconsistent with the terms of this Agreement, including, without limitation, the seeking by the Trustee or any Senior Noteholder of adequate protection or the asserting by the Trustee or any Senior Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise.

                  (h) The Trustee on behalf of itself and each Senior Noteholder agrees that neither the Trustee nor any Senior Noteholder will initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity, enforceability or unavoidability of any claim in respect of the First Lien Indebtedness, (iii) challenging the perfection, enforceability or unavoidability of any First Priority Liens or (iv) asserting any claims which the Credit Parties may hold with respect to the Senior Agent or the Senior Lenders or the First Lien Indebtedness, if any. The Senior Agent, for itself and on behalf of the Senior Lenders, agrees that it will not initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity, enforceability or unavoidability of any claim in respect of the Second Lien Indebtedness, (iii) challenging the perfection, enforceability or unavoidability of any Second Priority Liens or (iv) asserting any claims which the Credit Parties may hold with respect to the Senior Noteholders or the Second Lien Indebtedness, if any. For the avoidance of doubt, the terms of this paragraph shall apply whether or not a Bankruptcy Event has occurred and such terms shall survive the termination of this Agreement.

                  (i) The Trustee and each Senior Noteholder shall be entitled (A) to file proofs of claim and all necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Trustee or any Senior Noteholder, including, without limitation, any claims secured by the Collateral; (B) to vote on any plan of reorganization and appear and be heard on any matter in connection therewith to the extent not inconsistent with this Agreement; and (C) to file all pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law (other than any pleadings, objections, motions or agreements inconsistent with its obligations under Section 2.4(a)-(h)), including, without limitation, motions and other pleadings to terminate the exclusive periods under 11 U.S.C. Section 1121, motions and other pleadings for the appointment of an examiner or a trustee, and motions and other pleadings to confirm or deny confirmation of any plan of reorganization. The reference to pleadings, objections, motions or agreement which assert rights or interests available to unsecured creditors is intended to describe actions which may be taken by the Senior Noteholders and does not imply that any part of the Second Lien Indebtedness is unsecured, nor will the taking of any such actions by any Senior Noteholder create any implication or inference that any part of the Second Lien Indebtedness is unsecured.

         Section 2.5 Obligations of the Credit Parties Unconditional.

                  (a) Nothing contained in this Agreement is intended to or shall relieve the obligations of the Credit Parties to the Senior Agent, the Senior Lenders, the Trustee or the Senior Noteholders to pay any amount in respect of the First Lien Indebtedness or the Second Lien Indebtedness, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Senior Agent, the Senior Lenders, the Trustee or the Senior Noteholders, on the one hand, and the other creditors of the Credit Parties, on the other hand. All rights, interests, and obligations of the Senior Agent, the Senior Lenders, the Trustee, the Senior Noteholders, and the Credit Parties hereunder, shall remain in full force and effect irrespective of:

                           (i) any lack of validity or enforceability of any loan document or any other agreement or instrument relating thereto;

                           (ii) any change in the time, manner or place of, or in any other term of, all or any of the First Lien Indebtedness or the Second Lien Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Senior Credit Agreement, the Indenture, or any loan or collateral document relating to either of the foregoing;

                           (iii) any exchange, release, non-perfection, invalidity, unenforceability or avoidability of any lien or security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the First Lien Indebtedness or the Second Lien Indebtedness; or

                           (iv)     any other circumstances which might
                  otherwise constitute a defense available to, or a discharge of, the Credit Parties in respect of the First Lien Indebtedness, or of the Second Lien Indebtedness, in respect of this Agreement.

                  (b) Nothing contained in this Agreement shall affect or excuse the obligation of the Credit Parties to make, or prevent the Credit Parties from making, at any time, payment of any amount in respect of the First Lien Indebtedness and the Second Lien Indebtedness.

         Section 2.6 No Other Beneficiaries. This Agreement and the priority provisions contained herein are intended only for the benefit of the holders of First Lien Indebtedness and no other creditor of the Credit Parties. The Credit Parties will not publish or give to any creditor or prospective creditor of the Credit Parties any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the second priority of the lien rights of the Trustee and the Senior Noteholders without also stating or causing to be stated (in a reasonably apparent manner in the case of any document) that the second priority status of such lien rights is solely for the benefit of the holders of First Lien Indebtedness and not for the benefit of any other creditor of the Credit Parties or the Credit Parties.

         Section 2.7 Rights of Holders of First Lien Indebtedness Not to be Impaired. No right of any present or future holder of any First Lien Indebtedness to enforce the priority of the First Priority Liens as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by the Credit Parties with the terms and provisions and covenants herein or in any documents or instruments supporting or evidencing the Second Lien Indebtedness, regardless of any knowledge thereof that any such holder of First Lien Indebtedness may have or otherwise be charged with.

         Section 2.8 Waivers. The Senior Agent and the Senior Lenders shall not have any liability or duty, of any kind, nature or origin, to the Trustee or any Senior Noteholder, express or implied, except as set forth in this Agreement. The Trustee, on behalf of itself and each Senior Noteholder, hereby waives and releases any claim which it may now or hereafter have against the Senior Agent and/or any Senior Lender arising out of any and all actions which the Senior Agent and/or any Senior Lender, in good faith, takes or omits to take, including without limitation, (a) actions with respect to the creation, perfection or continuation of liens or security interests in the Collateral and other security for the First Lien Indebtedness, (b) actions (other than gross negligence or willful misconduct) with respect to the occurrence of any event of default under this Agreement, the Senior Credit Agreement, or any other loan or collateral documents relating to the First Lien Indebtedness, (c) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, (d) actions with respect to the collection of any claim for all or any part of the First Lien Indebtedness from any account debtor, guarantor or any other party, (e) any other action with respect to the enforcement of any loan documents relating to the First Lien Indebtedness or the valuation, use, protection or disposition of the Collateral or any other security for the First Lien Indebtedness, and (f) the election of the Senior Agent or any Senior Lender, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, for application of Section 1111(b) of the Bankruptcy Code.

         Section 2.9 Remedies.

                  (a) Rights Cumulative. The rights and remedies of the Senior Agent and the Senior Lenders under this Agreement, the Senior Credit Agreement or any other loan or collateral documents relating to the First Lien Indebtedness shall be cumulative and not exclusive of any rights or remedies which any of them would otherwise have. In exercising such rights and remedies, the Senior Agent and the Senior Lenders may be selective and no failure or delay by the Senior Agent or the Senior Lenders in exercising any right shall operate as a waiver of such right, nor shall any partial or single exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. The rights and remedies of the Trustee and Senior Noteholders under this Agreement, the Indenture, the Second Lien Collateral Documents, or any other loan or collateral documents relating to the Second Lien Indebtedness shall be cumulative and not exclusive of any rights or remedies which any of them would otherwise have. In exercising such rights and remedies, subject to the terms of this Agreement, the Trustee and the Senior Noteholders may be selective and no failure or delay by the Trustee or the Senior Noteholders in exercising any right shall operate as a waiver of such right, nor shall any partial or single exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) Waiver of Marshalling. Each of the Credit Parties and the Trustee, on behalf of itself and the Senior Noteholders, hereby waives any right to require marshalling of assets by the Senior Agent or the Senior Lenders and any similar rights.

         Section 2.10 Consent to Recording of Second Priority Liens. The Senior Agent and the Credit Parties each hereby consent to the recording of the Second Priority Liens from time to time in the appropriate public registries.

         Section 2.11 Insurance. Unless and until the First Lien Indebtedness has been Paid in Full, the Senior Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Borrower and the Guarantors under the First Lien Collateral Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the First Lien Indebtedness has been Paid in Full, all proceeds of any such policy and any such award in respect of the Collateral shall be paid to the Senior Agent for the benefit of the Senior Lenders to the extent required under the Senior Credit Agreement and thereafter to the Trustee for the benefit of the Senior Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Trustee or any Senior Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall immediately pay such proceeds over to the Senior Agent in accordance with the terms of Section 2.2.

         Section 2.12 Senior Agent As Bailee for Perfection of Interest in Possessory Collateral. The Trustee, on behalf of the Senior Noteholders, hereby appoints the Senior Agent as the agent for the Trustee and the Senior Noteholders solely for purposes of perfecting the Trustee's and the Senior Noteholders' liens on Collateral which is of a type such that perfection of a lien thereon may be accomplished by possession thereof and to which the Senior Agent has possession (and the Senior Agent hereby acknowledges such appointment). In the event all First Lien Indebtedness shall have been Paid in Full, the Senior Agent shall deliver to the Trustee all such Collateral remaining in the possession of the Senior Agent, and the Credit Parties hereby irrevocably authorize any such delivery of Collateral by the Senior Agent. The obligations of the Senior Agent and the Credit Parties under the preceding sentence shall survive the termination of this Agreement.

         Section 2.13 Certain Notices. Each of the Senior Agent and Trustee hereby agrees to use its reasonable best efforts to give written notice to the other of any declaration of acceleration (as permitted hereunder), event of default declared in writing by it or, in the case of the Senior Agent, commencement of any action enforcing its rights or remedies under the Senior Credit Agreement; provided, however, that failure to give any such notice shall not result in liability to the Senior Agent, any Senior Lender, the Trustee or any Senior Noteholder, as the case may be, or modify in any way the terms and provisions of this Agreement, or otherwise relieve any party of its respective obligations under this Agreement. No party hereto shall have any obligation to cure any such default and any payment made or act done by any such party to cure any such default shall not constitute an assumption of or participation in the Senior Credit Agreement or the Indenture or the documents executed and delivered in connection therewith or of any of the respective obligations thereunder.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, (i) the Senior Agent and the Senior Lenders and each of their respective successors and assigns, including subsequent holders of First Lien Indebtedness, and the term "holders of First Lien Indebtedness" shall include any such subsequent or additional holder of First Lien Indebtedness, wherever the context permits, and (ii) the Trustee and the Senior Noteholders and each of their respective successors and assigns, including subsequent holders of the Second Lien Indebtedness, and the term "holders of Second Lien Indebtedness" shall include any such subsequent or additional holder of Second Lien Indebtedness, wherever the context permits.

         Section 3.2 Further Assurances. (a) The Credit Parties and the Trustee will, at the expense of the Credit Parties, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that Senior Agent may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent to exercise and enforce its rights and remedies hereunder, including, without limitation, appropriate amendments to financing statements executed by the Credit Parties in favor of the Trustee in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). Without limiting the generality of the foregoing, in connection with any refinancing or replacement of all or any portion of the First Lien Indebtedness, the Trustee agrees, if requested by the holders of the First Lien Indebtedness, to execute an intercreditor agreement substantively similar to this Agreement with the lenders under such refinancing or replacement.

         (b) Each party hereto will, upon the written request of the other party, from time to time execute and deliver or cause to be executed and delivered such further instruments and agreements and do or cause to be done such further acts, including an accounting of the application of proceeds from the Collateral, as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement. Upon written request, the Senior Agent shall provide the Trustee with copies of all Senior Collateral Documents in effect at the time of such request; provided, however, that the Trustee acknowledges the delivery of all or substantially all of the Senior Collateral Documents in effect as of the date of this Agreement.

         Section 3.3 Expenses. The Credit Parties shall pay to the Senior Agent, the Senior Lenders, the Senior Noteholders and the Trustee, as the case may be, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Senior Agent, the Senior Lenders, the Senior Noteholders and the Trustee, as the case may be, which any of them may incur from time to time in connection with the exercise or enforcement of any of their respective rights or interests vis-a-vis the Credit Parties, the Collateral, or under this Agreement. All such amounts shall constitute part of the First Lien Indebtedness or the Second Lien Indebtedness, as the case may be.

         Section 3.4 Notices; Amendments etc.

                  (a) All notices, requests and demands to or upon the parties to this Agreement to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three Business Days after being deposited in the mail, postage prepaid or (iii) one Business Day after being sent by priority overnight mail with an internationally recognized overnight delivery carrier or (iv) if by telecopy or facsimile, when received, at the addresses or transmission numbers for notices set forth on the signature pages to this Agreement or to such other address or transmission number as may be hereafter notified in writing by the respective parties hereto.

                  (b) This Agreement may be amended and the terms hereof may be waived only with the written consent of each of the parties hereto, or their authorized successors and assigns.

         Section 3.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 3.6 WAIVER OF JURY TRIAL. EACH OF THE CREDIT PARTIES, THE SENIOR AGENT (FOR ITSELF AND ON BEHALF OF THE SENIOR LENDERS) AND THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE SENIOR NOTEHOLDERS) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         Section 3.7 Entire Agreement; Governing Law. This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         Section 3.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         Section 3.9 Headings. The headings of the several sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 3.10 Termination. Upon the ninety-first (91st) day after all First Lien Indebtedness has been Paid in Full, this Agreement shall immediately terminate and cease to be effective and the Senior Agent, the Senior Lenders, the Senior Noteholders, the Trustee, and the Credit Parties shall be released from their respective obligations hereunder (other than such obligations that by their terms are stated to survive the termination of this Agreement); provided, however, (a) this Agreement shall be automatically reinstated if at any time payment of, in whole or in part, any of the First Lien Indebtedness is challenged by the initiation of any suit or proceeding by any party, or is rescinded or must otherwise be restored or returned by the Senior Agent or any Senior Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, or under any other state or federal law, the common law or any ruling in equity, all as though such payment had not been made, and in such event, all reasonable documented costs and expenses including, without limitation, any reasonable documented legal fees and disbursements) incurred by the Senior Agent or any Senior Lender in defending any such action or proceeding or enforcing such reinstatement shall be deemed included as part of the First Lien Indebtedness and the Trustee and the Senior Noteholders shall account for any payments received in respect of the Collateral prior to such reinstatement and
(b) immediately after all First Lien Indebtedness has been Paid in Full, the terms of this Agreement shall no longer be applicable to restrict any action or failure to act by the Trustee and the Senior Noteholders with respect to the Collateral, subject to the immediately preceding clause (a) and the Senior Agent shall execute and deliver such documents, filings and releases as may reasonably requested by the Trustee to evidence the release of the First Priority Liens.

         Section 3.11. Compliance with Trust Indenture Act. Nothing contained herein shall impair the ability of the Trustee to take any action necessary to comply with any obligations imposed under applicable law, including without limitation, the Trust Indenture Act.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.

                                    BANK OF AMERICA, N.A.,
                                    as Senior Agent

                                    By:    /s/ Liliana Claar
                                    Name:  Liliana Claar
                                    Title: Vice President

                                    WELLS FARGO BANK MINNESOTA,NATIONAL
                                    ASSOCIATION, as Trustee

                                    By:    /s/ Jane Schweiger
                                    Name:  Jane Schweiger
                                    Title: Vice President

Acknowledged and Agreed:

                                    UNITED STATES CAN COMPANY,
                                    a Delaware corporation

                                    By:    /s/ Sandra K. Vollman
                                    Name:  Sandra K. Vollman
                                    Title: Sr. VP and CFO

                                    U.S. CAN CORPORATION,
                                    a Delaware corporation

                                    By:    /s/ Sandra K. Vollman
                                    Name:  Sandra K. Vollman
                                    Title: Sr. VP and CFO

                                    USC MAY VERPACKUNGEN HOLDING INC.,
                                    a Delaware corporation

                                    By:    /s/ Sandra K. Vollman
                                    Name:  Sandra K. Vollman
                                    Title: Sr. VP and CFO

LIEN INTERCREDITOR AGREEMENT
UNITED STATES CAN COMPANY